UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

OPNEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33306	22-3761205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46429 Landing Parkway, Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 580-8828

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01. Other Events.

Annual Bonus for the Fiscal Year Ended March 31, 2012

On July 9, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Opnext, Inc. (the “Company”) determined to award an annual cash bonus to each of Michael C. Chan, President, Opnext Subsystems, Inc. & Executive Vice President, Business Development and Marketing, Opnext, Inc., Kei Oki, Executive Vice President, Opnext, Inc. & President, Opnext Japan, Inc., and Justin J. O’Neill, Senior Vice President, General Counsel & Corporate Secretary, for the Company’s fiscal year ended March 31, 2012. The Committee determined to pay such bonuses in order to further reward each executive officer for his performance in the face of the 2011 natural disasters in Asia that created extremely challenging business conditions for the Company during its fiscal year ended March 31, 2012. The cash bonuses were awarded as a separate component under the Company’s annual bonus program in addition to the annual bonus of fully vested shares of the Company’s common stock previously awarded under the program in May 2012, such that the sum of the amount of the cash bonus and the value of the stock bonus on the date of grant equals the executive officer’s target bonus for the fiscal year ended March 31, 2012. Accordingly, the executive officers were awarded cash bonuses in the following amounts: Mr. Chan, $206,964; Mr. Oki, $179,945; and Mr. O’Neill, $183,179. The cash bonuses are expected to be paid on July 16, 2012.

Pro Rata Annual Bonus for the Fiscal Quarter Ended June 30, 2012

On July 9, 2012, the Committee determined to award each of Messrs. Chan, Oki and O’Neill a portion of the executive officer’s annual bonus for the Company’s fiscal year ending March 31, 2013 in the form of a cash bonus for the quarter ended June 30, 2012. The Committee determined to pay such bonuses in order to reward each executive officer for his performance during such quarter in the face of the continued challenging business conditions resulting from the natural disasters discussed above. The executive officers were awarded cash bonuses in the following amounts, which represent a pro rata portion of each executive officer’s target bonus for the Company’s fiscal year ending March 31, 2013: Mr. Chan, $64,260; Mr. Oki, $56,137; and Mr. O’Neill, $56,875. The cash bonuses are expected to be paid on July 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNEXT, INC.

Date: July 13, 2012	By:	/s/ Robert J. Nobile
Robert J. Nobile
Chief Financial Officer and Senior Vice President, Finance

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